DLH Reports Fourth Quarter Fiscal Year 2016 Results

Completes Transformational Year with Growth on Track

Atlanta, Georgia – December 8, 2016 – DLH Holdings Corp. (NASDAQ: DLHC), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for the fourth quarter ended September 30, 2016.

Fourth Quarter and Full Year Highlights

•	Acquisition of Danya in 2016 – and integration with existing capabilities for healthcare management – position Company for stronger growth and improved operating performance going forward

•	Full year revenue of $85.6 million, versus $65.3 million in fiscal 2015

•	Fourth quarter revenue of $27 million – up 60% over the fourth quarter of 2015 (including 4.4% organic growth)

•	Fourth quarter gross margin of 23.0% – an improvement of 310 basis points year-over-year

•	Fourth quarter diluted earnings per share of $0.20 on net income of $2.4 million for the quarter

•	Senior debt reduced to $23.4 million (versus $30.0 million on closing of Danya transaction)

Management Discussion

“As we turn the corner on fiscal 2016, it’s gratifying to look back and see what we’ve accomplished in a relatively short period of time,” stated DLH President and Chief Executive Officer Zach Parker. “Bolstered by the acquisition and integration of Danya, as well as subsequent actions taken to pay down debt, we’ve positioned the Company for stronger returns going forward. The fourth quarter was indicative of our achievements this year as a whole, with gross margins up 310 basis points and solid organic revenue growth. Income from operations also improved significantly for the quarter and for the year, notwithstanding the impact of non-cash amortization of intangible assets acquired in the Danya transaction. Looking ahead, we see the potential for higher top line expansion if the new administration takes a more active role in outsourcing services, strengthening veterans’ healthcare, and driving IT modernization. We believe DLH is uniquely qualified to offer federal agencies the best in telehealth and data-driven healthcare management, and we look forward to the challenges - and opportunities - that fiscal 2017 will bring.”

Results for Three Months Ended September 30, 2016

Revenue for the fourth quarter of fiscal 2016 was $27.1 million, an increase of $10.1 million, or 59.6%, over the prior-year fourth quarter. This top line growth was primarily due to the acquisition of Danya on May 3, 2016 and the expansion of services on existing contract vehicles.

Gross margin of $6.2 million increased by $2.8 million, or 84.0%, over the fourth quarter of fiscal 2015. As a percent of revenue, the Company's gross margin was 23.0%, an increase of 310 basis points versus the prior-year period. The higher gross margin reflects the contribution from Danya, more complex contracts, and better contract management. The Company continues to focus on internal productivity measures to control costs and improve operating results.

General and Administrative ("G&A") expenses were $4.1 million, an increase of $1.7 million, or 70.2%, over the prior year fourth quarter. As a percent of revenue, G&A expenses were 15.2%, versus 14.2% in fiscal 2015. This increase was principally due to the addition of Danya as well as incremental program and operational resources required to manage and grow DLH’s business.

Income from operations rose nearly $0.4 million year-over-year to approximately $1.3 million. The increase in operating income reflects the improved gross margin of $2.8 million, partially offset by increased expenses of approximately $1.7 million as described above. In addition, current year operating income includes the $0.7 million of non-cash amortization of acquired intangibles from the May 2016 Danya transaction.

Income before taxes was approximately $0.8 million, a decrease of approximately $1.6 million versus the prior-year period, which benefited from the $1.5 million favorable closure of a legacy payroll tax issue. In addition, current year results reflect an improvement in income from operations, offset by increased interest expense of $0.5 million.

The Company realized an income tax benefit, net, of $1.6 million in the fourth quarter of 2016 compared to $5.8 million in 2015. These tax benefits reflect the release of a portion of DLH’s valuation allowance in connection with its deferred tax assets that are expected to be realized in future years. The majority of this benefit was recorded in fiscal 2014 and 2015, with a smaller, residual adjustment in fiscal 2016.

Net income for the fourth quarter of 2016 was approximately $2.4 million, or $0.20 per diluted share, versus $8.2 million, or $0.82 per diluted share in the prior-year period. The decrease of approximately $5.9 million, or $0.62 per diluted share, was attributable principally to a $4.2 million decrease in the Company's tax benefit and a prior-year $1.5 million favorable impact from the closure of a legacy payroll tax issue.

On a non-GAAP basis, Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) for the three months ended September 30, 2016 was approximately $2.2 million, an improvement of approximately $1.2 million, or 113.5% over the prior year three-month period.

Results for Year Ended September 30, 2016

DLH posted revenue for the full year ended September 30, 2016 of $85.6 million, an increase of $20.3 million or 31.0% over the prior year period. This increase was primarily due to the acquisition of Danya on May 3, 2016 and from the expansion of services on existing contract vehicles.

Gross margin was approximately $17.8 million, an increase of approximately $6.1 million, or 52.5%, over the prior fiscal year on higher revenue and improved contract performance. As a percent of revenue, the Company's gross margin was 20.8%, representing an increase of 290 basis points over fiscal 2015. The higher gross margin was primarily due to the impact from Danya, more complex contracts, and effective contract management.

G&A expenses were approximately $12.5 million, up $3.4 million, or 37.0%, versus fiscal 2015. As a percent of revenue, G&A expenses were 14.6%, as compared to 14.0% last year, reflecting the addition of Danya as well as incremental program and operational resources required to manage and grow the Company’s business.

Income from operations for the year ended September 30, 2016 was approximately $4.1 million, an increase of approximately $1.6 million versus fiscal 2015. The improvement was due principally to the contribution from Danya and expansion on legacy programs, which resulted in the aforementioned improved gross margin of $6.1 million, partially offset by higher expenses of $3.4 million as described above. In addition, current year operating income includes $1.1 million of non-cash amortization of acquired intangibles from the May 2016 Danya transaction.

Income before taxes for the fiscal year ended September 30, 2016 was approximately $2.4 million, compared to $3.2 million for fiscal 2015. The $0.8 million decrease was primarily due to a $0.8 million prior-year net favorable adjustment to other income, $0.8 million of acquisition expense and $0.8 million of higher interest expense related to the Danya acquisition, partially offset by $1.6 million of additional operating income in fiscal 2016.

The Company realized an income tax benefit, net, of approximately $0.9 million in fiscal 2016 compared to $5.5 million in fiscal 2015. These tax benefits reflect the release of a portion of DLH’s valuation allowance in connection with its deferred tax assets that are expected to be realized in future years. The majority of this benefit was recorded in fiscal 2014 and 2015, with a smaller, residual adjustment in fiscal 2016.

Net income for the year ended September 30, 2016 was approximately $3.4 million, or $0.30 per diluted share, compared to approximately $8.7 million, or $0.87 per diluted share, for fiscal 2015. The decrease year-over-year was primarily attributable to a $4.6 million decrease in the realized tax benefit and $2.4 million of additional "other" expenses, partially offset by $1.6 million of higher operating income.

Adjusted EBITDA for the year ended September 30, 2016 was approximately $5.8 million, an improvement of approximately $2.7 million, or 90.6%, over the prior year three-month period. Growth was attributable to increased revenue and gross margin as described above.

Balance Sheet

Cash as of September 30, 2016 was $3.4 million, and the Company’s senior debt was $23.4 million (versus $30.0 million on closing of the Danya transaction). During the quarter, subordinated debt of $2.5 million was extinguished using proceeds from a rights offering that closed in September 2016. Regarding cash flow, for the fiscal year ended September 30, 2016, cash provided by operating activities was 6.0 million.

Given its expanding business base, the Company now expects to fully utilize its $36.0 million of federal net operating loss carryforwards. Accordingly, the Company does not anticipate being required to outlay significant cash for tax payments in the near future.

Non-GAAP Financial Measures

The Company believes that providing Income from Operations per share will be useful to investors in comparing year over year operating results for 2016 compared to 2015. Income from Operations per share excludes the impact of other income (expense) and income tax benefits, which varied significantly from 2015 to 2016, independent of operating results. By providing this non-GAAP measure, we believe that an investor can more easily compare year over year performance.

Reconciliation of GAAP earnings per share to Income from Operations per share, a non-GAAP measure:

(Amounts in Thousands)	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Income from operations	$1,325	$958	$367	$4,064	$2,496	$1,568
Other income (expense), net	(542)	1,467	(2,009)	(1,618)	744	(2,362)
Income before income taxes	783	2,425	(1,642)	2,446	3,240	(794)
Income tax expense (benefit), net	(1,604)	(5,814)	4,210	(938)	(5,488)	4,550
Net income	$2,387	$8,239	$(5,852)	$3,384	$8,728	$(5,344)

Weighted-average outstanding shares fully diluted	11,821	10,090	1,731	11,220	10,039	1,181

Net income per fully diluted share	$0.20	$0.82	$(0.62)	$0.30	$0.87	$(0.57)
Income tax expense (benefit), net	$(0.14)	$(0.58)	$0.44	$(0.08)	$(0.55)	$0.47
Income before taxes	$0.06	$0.24	$(0.18)	$0.22	$0.32	$(0.10)
Other income (expense), net	$0.05	$(0.15)	$0.20	$0.14	$(0.07)	$0.21
Income from operations per fully diluted share	$0.11	$0.09	$0.02	$0.36	$0.25	$0.11

The Company uses Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) as a supplemental non-GAAP measures of our performance. DLH defines

Adjusted EBITDA as net income adjusted to exclude (i) interest and other expenses, including acquisition expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses - equity grants.

This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. DLH believes that these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measures as a supplement to GAAP information, DLH believes it enhances investors’ understanding of its business and results of operations.

Reconciliation of GAAP net income to adjusted EBITDA, a non-GAAP measure:

(Amounts in Thousands)	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2016	2015	Change	2016	2015	Change
Net income	$2,387	$8,239	$(5,852)	$3,384	$8,728	$(5,344)
(i) Interest and other (income) expense (net):
(i)(a) Interest and other expense	542	(1,467)	2,009	823	(744)	1,567
(i)(b) Acquisition expenses	—	—	—	795	—	795
(ii) Provision (benefit) for taxes	(1,604)	(5,814)	4,210	(938)	(5,488)	4,550
(iii) Depreciation and amortization	788	10	778	1,244	55	1,189
(iv) G&A expenses - equity grants	82	60	22	466	479	(13)
Adjusted EBITDA	$2,195	$1,028	$1,167	$5,774	$3,030	$2,744

Weighted-average outstanding shares fully diluted	11,821	10,090	1,731	11,220	10,039	1,181

During the 2016 fiscal year, DLH acquired Danya International, LLC. The Company believes that it is helpful for investors to be able to evaluate the revenue performance of DLH’s underlying business excluding the impact of acquisitions. Therefore, the Company provides organic revenue growth as a non-GAAP measure to support this objective. To calculate organic revenue growth, the Company compares current year revenue, less revenue from acquisitions, to prior year revenue. Fiscal 2016 organic revenue growth was 4.4% for the quarter and 5.4% for the year compared to the prior year.

Conference Call and Webcast Details

DLH management will discuss fourth quarter results in a conference call beginning at 11:00 AM Eastern Time on Thursday, December 8, 2016 during which members of senior management will make a brief presentation focused on fourth quarter results and operating trends. A question-and-answer session will follow.

Interested parties may listen to the conference call by dialing (844) 244-5605 and providing the operator with the conference ID 92586896.  Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.  A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing (855) 859-2056 and entering the conference ID 92586896.

About DLH

DLH (NASDAQ:DLHC) serves clients throughout the United States as a healthcare and human services provider to the Federal Government. The Company's core competencies include assessment & compliance monitoring, business process outsourcing, health IT systems integration and management, readiness and medical logistics, and pharmacy solutions. DLH has over 1,400 employees working in over 30 locations throughout the country. For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2016. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

CONTACTS:

COMMUNICATIONS	INVESTOR RELATIONS
Contact: Tiffany McCall	Contact: Chris Witty
Phone: 404-334-6000 x1799	Phone: 646-438-9385
Email: tiffany.mccall@dlhcorp.com	Email: cwitty@darrowir.com

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$27,120	$16,989	$85,602	$65,346
Direct expenses	20,891	13,603	67,776	53,658
Gross margin	6,229	3,386	17,826	11,688
General and administrative expenses	4,116	2,418	12,518	9,137
Depreciation and amortization	788	10	1,244	55
Income from operations	1,325	958	4,064	2,496
Other income (expense), net	(542)	1,467	(1,618)	744
Income before income taxes	783	2,425	2,446	3,240
Income tax expense (benefit), net	(1,604)	(5,814)	(938)	(5,488)
Net income	$2,387	$8,239	$3,384	$8,728

Earnings per share - basic	$0.23	$0.86	$0.34	$0.91
Earnings per share - diluted	$0.20	$0.82	$0.30	$0.87

Weighted average common shares outstanding
Basic	10,428	9,551	9,966	9,573
Diluted	11,821	10,090	11,220	10,039

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2016	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,427	$5,558
Accounts receivable, net	6,637	3,286
Deferred taxes, net	—	982
Other current assets	542	429
Total current assets	10,606	10,255
Equipment and improvements, net	644	336
Deferred taxes, net	11,415	9,325
Goodwill and other intangible assets, net	42,304	8,595
Other long-term assets	105	113
Total assets	$65,074	$28,624
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current	$3,560	$—
Derivative financial instruments, at fair value	$204	$—
Accrued payroll	$3,616	$2,795
Accounts payable, accrued expenses, and other current liabilities	7,136	2,851
Total current liabilities	14,516	5,646
Total long term liabilities	18,782	109
Total liabilities	33,298	5,755
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.10 par value; authorized 5,000 shares, none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 11,148 at September 30, 2016 and 9,551 at September 30, 2015	11	10
Additional paid-in capital	81,897	76,375
Accumulated deficit	(50,132)	(53,516)
Total shareholders’ equity	31,776	22,869
Total liabilities and shareholders' equity	$65,074	$28,624

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